Exhibit (j)(i)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions “Financial Highlights” and “Independent Registered Public Accounting Firm” and to the use of our reports dated October 21, 2011 and June 21, 2012, which are incorporated by reference in this Registration Statement (Form N-1A) of Direxion Funds, to be filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 123 to the Registration Statement under the Securities Act of 1933 (File No. 333-28697).

/s/ ERNST & YOUNG LLP

New York, NY

August 24, 2012